                               ADVISORY AGREEMENT



                 THIS ADVISORY AGREEMENT, made as of January 24, 1995 by and among HEINOLD ASSET MANAGEMENT, INC. (the "Trading Manager"), THE FUTURES DIMENSION FUND L.P. (the "Fund") and LAWLESS COMMODITIES, INC. (the "Trading Advisor");

                                  WITNESSETH:

                 WHEREAS, pursuant to a Trading Manager Agreement (the "Trading Manager Agreement"), the Trading Manager, which is also the general partner of the Fund, has agreed with the Fund to act as the trading manager for the Fund, selecting advisors to direct its trading;

                 WHEREAS, under the Trading Manager Agreement the Fund has authorized the Trading Manager to allocate a portion of the Fund's assets to the Trading Advisor to provide commodity interest advisory services to the Fund;

                 WHEREAS, the Trading Advisor has agreed with the Trading Manager to act as a Trading Advisor for the Fund;

                 NOW, THEREFORE, the parties agree as follows:

                 1.  Independent Contractor.

                 The Trading Advisor shall for all purposes be considered an independent contractor in respect of the Trading Manager and the Fund.

                 2. Duties of the Trading Advisor and its Principals. Throughout the term of this Agreement, the Trading Advisor shall perform futures trading advisory services for the Fund as follows:

                 (a) The Trading Advisor shall have sole authority and responsibility for trading the assets of the Fund allocated from time to time to the Trading Advisor in futures transactions, including futures and forward contracts and options thereon, in accordance with the Trading Advisor's best judgment and trading approach as described in the Trading Advisor's Disclosure Document dated November 29, 1994 (the "Disclosure Document"), except that the Trading Manager may overrule the trading instructions of the Trading Advisor to the extent the Trading Manager deems necessary for the protection of the Fund.

                 (b) The Trading Advisor may, with the Trading Manager's consent, alter the trading approach used by the Trading Advisor in investing and reinvesting the Fund's assets allocated to the Trading Advisor for management, provided that the Trading

Advisor determines that such alteration is in the best interests of the Fund.

                 (c) The Trading Advisor agrees that it will discuss with the Trading Manager upon request, subject to reasonable assurances of confidentiality, any trading approaches used by the Trading Advisor for trading customer, proprietary or experimental accounts which differ from the approach used for the Fund by the Trading Advisor, provided, that the Trading Advisor shall not hereby be required to disclose what the Trading Advisor deems to be proprietary information.

                 3. Allocation of Assets Among Trading Advisors; Replacement Trading Advisors.

                 (a) The Trading Advisor shall initially be allocated $1 million of the Fund's assets as of February 3, 1995. The Trading Manager may increase this allocation with advance notice as of the first day of any month, provided that the Trading Advisor shall not be obligated to accept hereunder more than $5,000,000 of additional allocations. No "notional" equity shall be included in such allocation.

                 (b) Distributions and payment of Fund expenses shall be charged against the various Fund accounts managed by its trading advisors in proportion (subject to customary roundings and approximations) to the Fund's total Net Assets maintained in each such account as of the time of such distribution or payment. Redemptions may be charged to the various Fund accounts in the discretion of the Trading Manager. The Trading Advisor agrees to liquidate open positions in the Fund account traded by the Trading Advisor in the allocable amount that the Trading Manager informs the Trading Advisor the Trading Manager considers necessary or advisable to liquidate in order to fund such distributions, payments or redemptions (the Trading Manager shall not, however, have authority to instruct the Trading Advisor as to which specific open positions to liquidate, except as otherwise provided herein).

                 (c) The Trading Manager may reallocate assets from the Trading Advisor (i) as provided in Section 19 hereof, or (ii) as of the end of any month in the Trading Manager's discretion.

                 4.  Requests for Information and Notification of Material
Changes.

                 (a) The Trading Advisor agrees to provide the Trading Manager with any information concerning the Trading Advisor that the Trading Manager may reasonably request, subject to receipt of reasonable assurances of confidentiality by the Trading Manager, including, but not limited to, information regarding any change in control, personnel, trading approach or materially adverse change in financial condition which the Trading Manager reasonably deems to be material to the Fund; the Trading Advisor shall also notify the Trading Manager of any such matters the Trading Advisor believes are material to the Fund. Notwithstanding the foregoing sentence or any other provision set forth in this Agreement, the Trading Advisor shall not be required to disclose the details of its trading methods or practices or any proprietary or trade secret information except to the extent that such disclosure may be necessary in connection with any applicable state or federal law, statute, rule or regulation, including, but not limited to, the United States Federal securities laws or the Commodity Exchange Act, as amended (the "Act"); provided, however, that in no event shall the Trading Advisor be required to disclose the names or identities of its clients.

                 (b) The Trading Advisor agrees to give the Trading Manager prior notice of any proposed material refinement or modification in any trading systems, models, formulae, strategies or approaches the Trading Advisor is using on behalf of the Fund, or any changes in the management, ownership or control of the Trading Advisor. Changes in futures, forwards and options traded shall not be deemed material changes unless the Trading Advisor had specifically agreed to restrict its trading to a limited range of such instruments.

                 (c) The Trading Advisor has furnished the Trading Manager with the Disclosure Document, and the Fund and the Trading Manager acknowledge receipt thereof. Subject to the second sentence of clause (a) above, the Trading Advisor agrees to provide to the Trading Manager all necessary disclosures regarding itself and its principals, trading performance, approach and systems, customer accounts (other than the names of customers, unless such disclosure is required by law or regulation) and otherwise as may be required, in the reasonable judgment of the Trading Manager, to be made to investors in the Fund; provided, that no description of the Trading Advisor may be distributed by the Trading Manager unless such description has been approved in writing and in advance by the Trading Advisor, in its reasonable discretion.

                 5. Disclosure Documents. During the term of this Agreement, the Trading Advisor shall promptly furnish the Trading Manager with a copy of each amended, supplemented or updated disclosure document of the Trading Advisor filed with the CFTC or the NFA. Neither the Trading Advisor nor its principals or affiliates, nor the partners, employees or agents of the Trading Advisor shall use, publish, circulate, or distribute information relating to the Fund, except in the context of the preparation of updates to the performance records set forth in the Trading Advisor's disclosure documents as required under the Act and the rules and regulations promulgated thereunder.

                 6. Commodity Brokers; Floor Brokers. The Trading Advisor shall clear orders for all commodity interest transactions for the Fund through such commodity broker or brokers, or in the case of forward contracts through such dealers or banks, as the Fund shall direct from time to time in its sole discretion (the Fund initially so designating Geldermann, Inc. and Geldermann Ltd.). The Trading Advisor will not, without the consent of the General Partner, trade on a "give-up" basis through floor brokers not associated with Geldermann, Inc. If any such floor brokers are permitted by the General Partner to execute trades on behalf of the Fund, all such trades will be "given-up" so as to be carried as Geldermann, Inc.'s account. The Trading Advisor shall receive copies of daily and monthly brokerage statements.


                 7. Management and Incentive Fees. (A) Management Fees. The Fund shall pay the Trading Advisor a monthly management fee equal to 0.167 of 1% (a 2% annual rate) of the month-end Net Assets of the Fund allocated to the Trading Advisor, determined in accordance with generally accepted accounting principles, managed by the Trading Advisor, including interest income, and before any reduction for accrued management or incentive fees, but after reduction for the brokerage commissions payable and accrued as of the end of such month.

                 (B) Incentive Fees. The Trading Advisor shall receive from the Fund a quarterly incentive fee equal to twenty percent (20%) of any New Trading Profit recognized with respect to the assets of the Fund allocated to the Trading Advisor as of the end of each calendar quarter-end (including partial quarters). Trading Profit equals the net realized gains and losses from closed futures transactions during a calendar quarter, plus or minus the change from the beginning to the end of such calendar quarter in unrealized profit or loss on open futures positions, minus the Trading Advisor's share of the brokerage commissions paid or accrued by the Fund, minus the Trading Advisor's management fee payable as of the end of such quarter. New Trading Profit equals cumulative Trading Profit in excess of the highest cumulative level of Trading Profit as of the most recent calendar quarter-end as of which there existed an all-time quarter-end high in Trading Profit (the "High Water Mark of Profit"), or if New Trading Profit had never existed as of a calendar quarter-end, from the commencement of the Trading Advisor's management of assets for the Fund. Redemption of Units or reallocations of assets from the Trading Advisor will result in a proportional reduction in any short-fall between the High Water Mark of Profit and the current level of cumulative Trading Profit as of the date of redemption. If any redemption or reallocation of the Fund's assets allocated to the Trading Advisor occurs as of any date which is not the end of a calendar quarter, a proportional incentive fee, if accrued, will be charged as if such redemption or reallocation occurred as of the end of a quarter and the incentive fee will be paid to the Trading Advisor.

                 Management and incentive fees shall be paid within 15 calendar days after the end of each period for which they are earned.

                 8. Notices of Errors. The Trading Advisor agrees immediately to notify the Trading Manager of any error committed by the Trading Advisor or its principals or any of its employees with respect to a trade made by the Trading Advisor on behalf of the Fund and to notify the Trading Manager promptly of any order or trade for the Fund which the Trading Advisor believes was not executed in accordance with the Trading Advisor's instructions to any futures commission merchant, floor broker or forward trading dealer.

                 9.  Indemnification

                 (a) (i) In any threatened, pending or completed action, suit or proceeding (regulatory or otherwise) to which the Trading Advisor is made a party, relating to the services performed by the Trading Advisor for the Fund as contemplated herein, or arising out of or relating to this Agreement, or arising out of or relating to the Fund's operations prior to the date of this Agreement, the Fund shall indemnify and hold harmless the Trading Advisor against any loss, liability, damage, cost and expense (including, without limitation, attorneys' and accountants' fees and disbursements) reasonably incurred or suffered by the Trading Advisor in connection with the investigation, defense or settlement of any such action, suit or proceeding if the Trading Advisor acted or omitted to act in good faith and if the actions or omissions did not involve negligence or misconduct; provided that if the court or administrative forum in which such action, suit or proceeding was brought shall determine that, despite not having met the foregoing standard of conduct, the Trading Advisor is, in view of all the circumstances of the case, nevertheless entitled to indemnification, the Trading Advisor shall be indemnified for such expenses as such court or administrative forum shall deem proper;

                 (ii) To the extent that the Trading Advisor has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subparagraph (i), above, or in the defense of the claim, issue or matter therein, the Fund shall indemnify it against any expenses (including, without limitation, attorneys' and accountants' fees and disbursements) reasonably incurred or suffered by it in connection therewith;

                 (iii) Expenses incurred in defending any threatened or pending action, suit or proceeding against the Trading Advisor shall be paid by the Fund in advance of the final disposition of such action, suit or proceeding if, and to the extent that, the Trading Advisor agrees in writing to reimburse the Fund, with interest, in the event that indemnification is not permitted under this Section 8 upon final disposition;

                 (iv) As used in subsections (i) through (iii), above, the terms "Trading Advisor" shall include the Trading Advisor, and each of the Trading Advisor's partners or shareholders, employees and affiliates.

                 (b) The Trading Advisor agrees to indemnify, defend and hold harmless the Fund and the Trading Manager against any loss, liability, damage, cost or expense (including, without limitation, attorneys' and accountants' fees) reasonably incurred or suffered by either of them as a result of the breach of any representations and warranties made in this Agreement, or by reason of any negligent act or omission of, or misconduct or act of bad faith by, the Trading Advisor relating to the Fund (including, without limitation, costs and expenses of investigating and defending any claims, demand or suit).

                 (c) In the event that a person entitled to indemnification under this Section 9 is made a party to an action, suit or proceeding alleging both matters for which indemnification can be made hereunder and matters for which indemnification may not be made hereunder, such person shall be indemnified only for that portion of the loss, liability, damage, cost or expense incurred in such action, suit or proceeding which relates to the matters for which indemnification can be made.

                 (d) None of the indemnifications contained in this Section 8 shall be applicable with respect to default judgments, confessions of judgment or settlements entered into by the party claiming indemnification without the prior written consent of the party obligated to indemnify such party.

                 (e) The provisions of this Section 8 shall survive the termination or other expiration of this Agreement.

                 10. Status of the Fund, the Trading Manager and the Trading Advisor. The Trading Advisor shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund or the Trading Manager, except as provided herein. This Agreement shall not constitute the Trading Advisor a promoter or sponsor with respect to the Fund.

                 11. Confidentiality. The Trading Manager agrees to keep confidential and not to disseminate any details of the Trading Advisor's approach to any of the limited partners of the Fund, any of the customers, employees, agents, officers or directors of the Fund's commodity broker or any others, except such details (other than proprietary information) as may, in the reasonable judgment of the Trading Manager, be necessary or appropriate for the conduct of the business of the Fund and the discharge of the Trading Manager's obligations with respect to the Fund, or as requested by jurisdictional authorities or required by law, or to the extent such details may have come to be publicly disseminated through the actions or omissions of persons other than the Trading Manager or the Fund, and will at no time disclose to any other trading advisor the futures positions taken by the Trading Advisor for the Fund or any other account traded by the Trading Advisor.

                 12. Other Accounts of the Trading Advisor and the Trading Manager. Without in any respect limiting or qualifying any of the representations, warranties or agreements made hereunder by any Trading Advisor or the Trading Manager, the Trading Manager acknowledges and agrees that the Trading Advisor shall be free to trade other customer and proprietary futures accounts pursuant to a trading approach similar to or different from that used by the Trading Advisor on behalf of the Fund, subject to the restrictions imposed by this Agreement.

                 The Fund acknowledges and agrees that the Trading Manager shall be free to manage (as well as trade) accounts other than the account of the Fund and in so doing to use the same or different combination of trading advisors, allocation of assets and monitoring procedures as those used for the Fund; subject, in each case, to the restrictions imposed by this Agreement.

                 The Trading Advisor hereby acknowledges the Trading Advisor's fiduciary obligation to the Fund under applicable law and agrees that under no circumstances and in no manner, in making trading decisions for the Fund, shall the Trading Advisor favor any of its other accounts over the Fund account allocated to it; provided that this representation shall not restrict the Trading Advisor's freedom to trade other accounts pursuant to different portfolios and strategies (subject to Section 2(c) hereof) and to trade its proprietary account in a different manner than its customer accounts.

                 13.  Speculative Position Limits; Trading Policies.

                 (a) The Trading Manager will establish procedures for ensuring that the Fund does not violate speculative position limits due to trades entered by the trading advisors.

                 (b) The Trading Advisor agrees that from and after notice from the Trading Manager (such notice to be given when the Fund's positions in a particular contract reach 60% of such contract's speculative position limit) the Trading Advisor must submit orders for Fund trades to the Trading Manager for clearance under applicable speculative position limits, the Trading Advisor will so submit such orders pursuant to whatever reasonable procedures the Trading Manager may, in its discretion, establish and will not otherwise take positions on behalf of the Fund in any contracts subject to such clearance procedures. The Trading Advisor shall have no liability to the Fund for the trading results of any contract subject to the notice requirement set forth in this paragraph.

                 (c) The Trading Advisor further agrees to liquidate such open positions in the Fund's account managed by such Trading

Advisor as the Trading Manager informs such Trading Advisor is necessary or advisable to liquidate for speculative position limit purposes.

                 (d) The Trading Advisor agrees that in the event that the Trading Advisor exceeds speculative position limits in respect to the Trading Advisor's futures trading taken as a whole, the Trading Advisor will liquidate positions as necessary to comply with applicable speculative position limits in all of the Trading Advisor's and its principals' outstanding accounts in such manner as the Trading Advisor may deem fair and equitable.

                 (e) The Trading Advisor agrees that in the event that any such liquidation becomes necessary, the Trading Advisor will so inform the Trading Manager and will report to them the steps taken by the Trading Advisor in order to comply with all applicable speculative position limits.

                 (f) The Trading Manager will monitor compliance by the trading advisors with the trading policies established for the Fund from time to time. The Trading Advisor agrees to comply with written procedures established by the Trading Manager from time to time for the purpose of preventing the Trading Advisor from violating the Fund's trading policies. The Trading Manager will notify the Trading Advisor promptly of any changes in the trading policies of the Fund or in the procedures established by the Trading Manager. See Exhibit A for a list of the current Trading Policies.

                 14. Standard of Liability. Neither the Trading Advisor nor any of its employees or principals nor any person who controls the Trading Advisor shall be liable to the Trading Manager, the Fund or their respective principals, officers, directors, employees, agents, shareholders, or partners or to any person who controls the Trading Manager or the Fund or any of their respective successors or assigns under this Agreement except by reason of acts or omissions in contravention of this Agreement or due to misconduct or negligence or by reason of not having acted in good faith in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Fund; it being understood that, without limiting the Trading Advisor's liability hereunder, futures transactions made by the Trading Advisor on behalf of the Fund's account shall be for the account and risk of the Fund. The Trading Advisor is not responsible for the execution or clearance of the Fund's trades once complete orders have been transmitted to the Fund's commodity broker for those trades in accordance with the Trading Advisor's duties.

                 15.      Representations and Warranties of the Trading Advisor.

                 The Trading Advisor represents and warrants that:

                 (a) The Trading Advisor is a corporation duly organized, validly existing and in good standing under the laws of the state of Illinois. The Trading Advisor has full corporate power and authority to enter into and perform its obligations under this Agreement; and the Trading Advisor is qualified to conduct its business as a foreign corporation in good standing in every jurisdiction in which the failure to so qualify could have a materially adverse effect on its ability to comply with or perform its obligations under this Agreement; it being understood that any decision as to the jurisdiction or jurisdictions in which the Trading Advisor shall conduct its business is within the sole discretion of the Trading Advisor;

                 (b) This Agreement has been duly and validly authorized, executed, and delivered on behalf of the Trading Advisor and is a valid and binding agreement of the Trading Advisor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally;

                 (c) The performance of the obligations under this Agreement by the Trading Advisor will not conflict with, violate the terms or provisions of, or constitute a default under, its articles of incorporation or bylaws, or any indenture, mortgage, deed or trust, loan agreement, or other agreement or instrument to which the Trading Advisor is a party or by which it is bound, or to which any of the property (including, but not limited to, its trading systems, methods, models, strategies and formulas) or assets of the Trading Advisor is subject, or any order, rule, law, regulation, or other legal requirement applicable to the Trading Advisor or to the property or assets of the Trading Advisor;

                 (d) The Trading Advisor is registered as a "commodity trading advisor" and its principals are listed as such on its Form 7-R, under the Act and is a member of the NFA in such capacity, and such registration and membership has not expired or been revoked, suspended, terminated, or not renewed or limited or qualified in any respect, and the Trading Advisor is not bankrupt or insolvent;

                 (e) The information contained in the Disclosure Document, including, without limitation, the information regarding the trading method and its performance tables and the notes thereto (i) is accurate and complete in all material respects, (ii) does not contain any misstatement of a material fact or omit to state a material fact necessary to make the statements made in the Disclosure Document, in light of the circumstances under which they were made, not misleading, and (iii) is in material compliance with the Act and the rules and regulations of the NFA;

                 (f) The Trading Advisor has complied, and will continue to comply, with all laws, rules and regulations having application to its business, properties, and assets, including the Act and of the NFA thereunder, the violation of which would, in the Trading Advisor's best knowledge and belief, materially and adversely affect its ability to comply with, and perform its obligations under, this Agreement and, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Trading Advisor, threatened against the Trading Advisor or its affiliates at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, or by a self-regulatory body, or by any commodity exchange, in which an adverse decision would, in the Trading Advisor's best knowledge and belief, materially and adversely affect its ability to comply with, and perform its obligations under this Agreement or an investor's decision of whether to remain in the Fund; and

                 (g) The foregoing representations and warranties shall be continuing during the term of this Agreement and if at any time any event shall occur which would make any of the foregoing incomplete or inaccurate, the Trading Advisor shall promptly notify the Trading Manager of the occurrence of such event.

                  16.      Representations and Warranties of the Trading
                           Manager.

                 The Trading Manager represents and warrants to the Trading Advisor that:

                 (a) The Trading Manager is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Trading Manager has full corporate power and authority to enter into and perform its obligations under this Agreement; and the Trading Manager is qualified to conduct its business as a foreign corporation in good standing in every jurisdiction in which the failure to so qualify could have a materially adverse effect on its ability to comply with or perform its obligations under this Agreement; it being understood that any decision as to the jurisdiction or jurisdictions in which the Trading Manager shall conduct its business is within the sole discretion of the Trading Manager;

                 (b) This Agreement has been duly and validly authorized, executed, and delivered on behalf of the Trading Manager and is a valid and binding agreement of the Trading Manager, enforceable in accordance with its terms;

                 (c) The performance of the obligations under this Agreement by the Trading Manager will not conflict with, violate the terms or provisions of, or constitute a default under, its

Articles of Incorporation or other agreement or instrument to which the Trading Manager is a party or by which it is bound, or to which any of the property or assets of the Trading Manager is subject, or any order, rule, law, regulation, or other legal requirement applicable to the Trading Manager or the property or assets of the Trading Manager;

                 (d) The Trading Manager and its principals are registered as a "commodity pool operator" and principals, respectively, under the Act and are members of the NFA in such capacities, and such registrations and memberships have not expired or been revoked, suspended, terminated, or not renewed or limited or qualified in any respect, and the Trading Advisor is not bankrupt or insolvent;

                 (e) The Trading Manager has complied, and will continue to comply, with all laws, rules and regulations having application to its business, properties and assets, the violation of which would, to the Trading Manager's best knowledge and belief, materially and adversely affect its ability to comply with, and perform its obligations under, this Agreement, and there are no actions, suits, proceedings, or investigations pending, or, to the knowledge of the Trading Manager, threatened against the Trading Manager or its principals or affiliates, at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, or by a self-regulatory organization, or by any commodity exchange, in which an adverse decision would, in the Trading Manager's best knowledge and belief, materially and adversely affect its ability to comply with, and perform its obligations under, this Agreement; and

                 (f) The foregoing representations and warranties shall be continuing during the term of this Agreement and if at any time any event shall occur which would make any of the foregoing incomplete or inaccurate, the Trading Manager will promptly notify the Trading Advisor of the occurrence of such event.

                 17.      Representations and Warranties of the Fund.

                 The Fund represents and warrants to the Trading Advisor that:

                 (a) The Fund is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Illinois. The Fund has full partnership power and authority to enter into and perform its obligations under this Agreement.

                 (b) This Agreement has been duly and validly authorized, executed, and delivered on behalf of the Fund and is a valid and binding agreement of the Fund, enforceable in accordance with its terms;

                 (c) The performance of the obligations under this Agreement by the Fund will not conflict with, violate the terms or provisions of, or constitute a default under, its limited partnership agreement or other agreement or instrument to which the Fund is a party or by which it is bound, or to which any of the property or assets of the Fund is subject, or any order, rule, law, regulation, or other legal requirement applicable to the Fund or the property or assets of the Fund.

                 (d) The Fund has complied, and will continue to comply, with all laws, rules and regulations having application to its business, properties and assets, the violation of which would, to the Fund's best knowledge and belief, materially and adversely affect its ability to comply with, and perform its obligations under, this Agreement, and there are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Fund, threatened against the Fund, at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, or by a self-regulatory organization, or by any commodity exchange, in which an adverse decision would, in the Fund's best knowledge and belief, materially and adversely affect its ability to comply with, and perform its obligations under, this Agreement;

                 (e) The Fund represents that the Units are not being sold as part of an ongoing offering; and

                 (f) The foregoing representations and warranties shall be continuing during the term of this Agreement and if at any time any event shall occur which would make any of the foregoing incomplete or inaccurate, the Fund will promptly notify the Trading Advisor of the occurrence of such event.

                 18. Term. The term of this Agreement shall be until the close of business on December 31, 1995, subject to up to two one-year renewals in the discretion of the Trading Manager, unless the Trading Manager has been given notice by the Trading Advisor of the Trading Advisor's intent not to renew at least 30 days prior to the expiration of the then current one-year term.

                 19. Notices. All notices required to be delivered under this agreement shall be in writing (including telegraphic communication or by telephone confirmed in writing, all such writings to be delivered personally or sent by registered or certified mail, postage prepaid and return receipt requested, as follows:

                 if to the Fund or the Trading Manager:

                 HEINOLD ASSET MANAGEMENT, INC.
                 440 S. LaSalle Street, 20th Floor
                 Chicago, Illinois  60605
                 Attn:  Ms. Stacy Hatch
                 if to the Trading Advisor:

                 LAWLESS COMMODITIES, INC.
                 1209 Park Terrace
                 Champaign, Illinois  61821
                 Attn:  Mr. William Lawless

                 20.  Termination.

                 (a) Either the Trading Advisor or the Trading Manager may, in its discretion, terminate this Agreement if the Trading Manager Agreement is terminated. In this regard, the Trading Manager agrees to notify the Trading Advisor immediately upon a termination of the Trading Manager Agreement.

                 (b) The Trading Advisor may terminate this Agreement on ten (10) business days' notice in the event that the Net Assets of the Fund under the management of the Trading Advisor, after adding back the Trading Advisor's cumulative net trading loss, total less than $1,000,000.00 as of the close of business as of any month-end. In addition, the Trading Advisor may terminate the Trading Advisor's obligations hereunder by written notice to the Trading Manager: (i) in the event that the trading polices applicable to the Fund are amended without the consent of the Trading Advisor and, as amended, would, in the opinion of the Trading Advisor, materially and adversely affect the trading approach used by the Trading Advisor for the Fund; (ii) the brokerage fees charged to the Fund account managed by the Trading Advisor are altered in such a manner that the Trading Advisor believes the Trading Advisor's strategy would generate excessive commission expense; (iii) in the event any representation or warranty made by the Fund or the Trading Manager becomes materially untrue at any time during the term hereof or was materially untrue at the time made; (iv) in the event the Trading Manager or the Fund breaches any of its obligations hereunder; or (v) in the event that the Trading Manager overules any trading instructions of the trading advisor.

                 (c) Termination of this Agreement and the Trading Advisor's obligations hereunder or reallocations of assets from the Trading Advisor may be made by the Trading Manager at any time upon one (1) business day's notice; provided that the Trading Manager shall use best efforts, except in the event of a material breach hereof by the Trading Advisor, to assure that any such reallocations are made only as of a month-end upon at least ten (10) business days' notice.

                 21. Amendment and Assignment. No party hereto may amend or assign this Agreement without the prior written consent of the other party.

                 22.  Complete Agreement.   This Agreement constitutes the
entire agreement between the Trading Manager and the Trading Advisor with respect to the matters covered herein.

                 23. Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns, and no other person shall have any right or obligation under this Agreement.

                 24. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois (excluding the law thereof which requires the application of, or reference to, the law of any other jurisdiction) and each of the parties hereto consents and submits to the jurisdiction of the federal and state courts and any applicable arbitral body within the County of Cook, City of Chicago, and State of Illinois over any suit, action or proceeding with respect to this Agreement.

                 25. Survival. The indemnity provision of this Agreement shall survive the termination or expiration of this Agreement with respect to any matter existing prior to such termination; the payment obligations under this Agreement shall continue until satisfied; and the other provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

                 26. Waiver of Breach. The waiver by either party of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party. The failure of a party to insist upon strict adherence to any provision of the Agreement shall not constitute a waiver or thereafter deprive such party of the right to insist upon strict adherence.

                 IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.



                                        HEINOLD ASSET MANAGEMENT, INC.


                                        By:/s/  Ned W. Bennett
                                           ---------------------------
                                           Name:    Ned W. Bennett
                                           Title:   President


                                        LAWLESS COMMODITIES, INC.




                                        By:/s/ William G. Lawless
                                           ---------------------------
                                           Name:    William Lawless
                                           Title:   President



                                        THE FUTURES DIMENSION FUND L.P.

                                        By: Heinold Asset Management, Inc.
                                              General Partner



                                        By:/s/  Ned W. Bennett
                                           ---------------------------
                                           Name:    Ned W. Bennett
                                           Title:   President

                          COMMODITY TRADING AUTHORITY



Lawless Commodities, Inc.
1209 Park Terrace
Champaign, Illinois  61821

Attn:    Mr. William Lawless

Dear Sir:

The Futures Dimension Fund L.P. (the "Fund") does hereby make, constitute and appoint Lawless Commodities, Inc. as its attorney-in-fact to buy and sell commodity futures and forward contracts and options thereon pursuant to its trading approach as described in its Disclosure Document and the Advisory Agreement dated as of January 24, 1995 among Heinold Asset Management, Inc., the Fund and Lawless Commodities, Inc.

This authorization shall terminate and be null, void and of no further effect simultaneously with the termination of the said Advisory Agreement.

                                         Very truly yours,

                                         THE FUTURES DIMENSION FUND L.P.

                                         By:      Heinold Asset Management, Inc.



                                         By:   /s/ Ned W. Bennett
                                               ---------------------------
                                               Ned W. Bennett
                                               President





Dated as of:  January 24, 1995